SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
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TRESTLE HOLDINGS, INC.
(Name of Registrant as Specified in Charter)

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TRESTLE HOLDINGS, INC.
P.O. Box 4198
Newport Beach, California 92661

To the Holders of Common Stock of
Trestle Holdings, Inc.:

Trestle Holdings, Inc., a Delaware corporation (“Company”), on June 25, 2007, obtained written consent from stockholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote on the following action:

1.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 1,500,000,000.

The details of the foregoing action and other important information are set forth in the accompanying Information Statement.  The Board of Directors of the Company has unanimously approved the above action.

Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the stockholders holding a majority of the outstanding shares of capital stock entitled to vote approved the foregoing actions.  No other vote or stockholder action is required.  You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Eric Stoppenhagen,
Interim President & Secretary

Newport Beach, California
June 29, 2007

TRESTLE HOLDINGS, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of Trestle Holdings, Inc., a Delaware corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon.  This action is being taken in accordance with the requirements of the Delaware General Corporation Law (“DGCL”).

Our executive offices are located at P.O. Box 4198, Newport Beach, California 92661, and our telephone number is (949) 903-0468.  This Information Statement will first be mailed to stockholders on or about July 9, 2007 and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on June 25, 2007 was the record date (“Record Date”) for the stockholders entitled to notice about the action authorizing an amendment to our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to increase the number of authorized shares of common stock from 150,000,000 to 1,500,000,000 (the “Action”).

Under Section 228 of the DGCL, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the approval of the Action must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On June 25, 2007, four stockholders who own of record 135,350,500 shares of the Company’s common stock, representing approximately 94.5% of the outstanding shares of the Company’s common stock, executed and delivered to us a written consent authorizing and approving the Action.

Accordingly, as the Action has been approved by a majority of our outstanding voting securities entitled to vote thereon, no vote or further action of our stockholders is required to approve the Action.  You are hereby being provided with notice of the approval of the Action by less than unanimous written consent of our stockholders. However, under federal law, the Action will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.  Stockholders do not have any dissenter or appraisal rights in connection with the Action.

On June 25, 2007, our board of directors approved the Action and authorized our officers to deliver this Information Statement.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Action other than as discussed herein.

Change of Control

On April 20, 2007, we entered into a Share Purchase Agreement (“Share Purchase Agreement”) with W-Net, Inc., a California corporation (“W-Net”), under which W-Net agreed to purchase, and we agreed to sell, an aggregate of 135,000,000 shares of our common stock for a purchase price of $350,000, or $0.00259 per share.  The closing (the “Closing”) of the transactions contemplated by the Share Purchase Agreement (the “Share Purchase”) occurred on May 5, 2007.  W-Net used its working capital to purchase the shares.

Immediately following the Closing, W-Net owned an aggregate of 135,161,900 shares of our common stock out of the total of 143,257,214 shares of common stock issued and outstanding at the Closing, or approximately 94% of our issued and outstanding shares.  Also immediately following the Closing, David Weiner, W-Net’s sole director, officer and shareholder beneficially owned 135,350,500 shares of our common stock out of the total of 143,257,214 shares of common stock issued and outstanding, or approximately 94% of our issued and outstanding shares.

We are presently authorized under our Certificate of Incorporation to issue 150,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.  As of June 25, 2007, we had 143,257,214 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Effective as of the Closing, our sole officer, Eric Stoppenhagen, our Interim President and Secretary, continued in his positions with us.

On June 14, 2007, W-Net contributed to W Holdings, LLC 135,000,000 shares of our common stock, as a capital contribution.  W-Net owns a majority of the membership interests of W Holdings, LLC and David Weiner is its sole manager.

David Weiner, the sole director, officer and shareholder of W-Net, an investment and consulting firm, was our Co-President from December 2002 to April 2003.  In connection with separate private placement transactions by us occurring during 2004, W-Net received, in connection with its investments therein, warrants to purchase (i) 50,000 shares of our common stock at an exercise price per share equal to $2.00, and (ii) 12,500 shares of our common stock at an exercise price per share equal to $3.00. Additionally, in connection with consulting services provided by W-Net to us in 2003, W-Net received warrants to purchase 32,955 shares of our common stock at an exercise price per share equal to $1.00.  W-Net also purchased 161,900 shares of our common stock from a third party in a private transaction that closed on January 18, 2006.

In accordance with the provisions of the Share Purchase Agreement, effective as of the Closing, the existing directors of the Company resigned and the following directors were appointed:

Name	Age	Position
David Weiner	50	Director
Gary Freeman	39	Director
Steven Walin	51	Director

The Share Purchase Agreement provided that, on the closing date, our then current directors and officers would resign and we would appoint a new board of directors, effective as of the closing date, as directed by W-Net prior to the closing date.  W-Net appointed David Weiner, Gary Freeman and Steven Walin to our board of directors.  Our directors prior to the Closing approved the Share Purchase Agreement and the transactions contemplated thereunder.

On April 23, 2007, in our Current Report on Form 8-K, we reported the execution of the Share Purchase Agreement and included a copy of the Share Purchase Agreement therein as Exhibit 10.1.  On April 23, 2007, we filed an Information Statement on Schedule 14f-1 reporting the proposed Share Purchase and the pending change of control of the our company at the Closing.  On May 5, 2007, in our Current Report on Form 8-K, we reported the Closing of the Share Purchase.

VOTING SECURITIES

We had shares of our common stock issued and outstanding at the time of the stockholder action.  As of the date of the stockholder action, there were 143,257,214 shares of our common stock issued and outstanding.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval.  The consent of the holders of a majority of the outstanding shares of our common stock was necessary to authorize the Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding our common stock beneficially owned on June 25, 2007, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown.  The following table assumes a total of 143,257,214 shares of our common stock outstanding as of June 25, 2007.

NAME OF BENEFICIAL OWNER (1)	OWNERSHIP
Executive Officers and Directors	Amount of Beneficial Ownership	Percent of Beneficial Ownership
Eric Stoppenhagen	50,000	*
David Weiner (2)	135,445,955	94.5%
Gary Freeman (3)	35,000	*
Steven Walin	--	--
All Executive Officers and Directors as a Group (4 persons) (4)	135,480,955	94.5%
5% Stockholders
W Holdings, LLC (5) 3490 Laurel Canyon Boulevard, Suite 327 Studio City, California 91604	135,000,000	94.2%

* Less than 1%.

(1)	Unless otherwise stated, the address is c/o Trestle Holdings, Inc., P.O. Box 4198, Newport Beach, California 92661.

(2)
Consists of 3,500 shares of our common stock which Mr. Weiner personally holds, 185,100 shares of our common stock which are held by Woodman Management Corporation, 161,900 shares of our common stock which are held by W-Net, 95,455 shares of our common stock that may be acquired by W-Net within 60 days of June 25, 2007 upon the exercise of outstanding warrants, and 135,000,000 shares of our common stock which are held by W Holdings, LLC. Mr. Weiner is an investment consultant for, and is the sole director and officer of, each of W-Net and Woodman Management Corporation.  W-Net owns a majority of the membership interests of W Holdings, LLC and Mr. Weiner is its sole manager.

(3)	Consists of 35,000 shares of our common stock that may be acquired within 60 days of June 25, 2007 upon the exercise of outstanding warrants.

(4)	Includes 130,455 shares of our common stock that may be acquired within 60 days of June 25, 2007 upon the exercise of outstanding warrants.

(5)	Mr. Weiner, as the sole manager of W Holdings, LLC, exercises voting and dispositive power over the shares of our common stock held by W Holdings, LLC.

INCREASE IN AUTHORIZED COMMON STOCK

We are currently authorized by our Certificate of Incorporation to issue 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.  As of the date of the stockholder action, there were 143,257,214 shares of our common stock issued and outstanding.

In connection with our current business plan of seeking suitable candidates for a business combination, we will likely be required to issue shares of our common stock, options, awards and/or warrants in connection with employee benefit and incentive plans and employment arrangements, financing the future operations of the combined business, acquiring other businesses, forming strategic partnerships and alliances, and/or stock dividends and stock splits.  No specific issuances are currently anticipated, however, to the extent such issuances occur, they will result in dilution to our current stockholders.

Accordingly, our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential issuances and such other purposes as our board of directors determines.

The authorized number of shares of our preferred stock would not be affected by the amendment.

The increase in the authorized number of shares of our common stock will permit our board of directors to issue additional shares of our common stock without further approval of our stockholders, and our board of directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of our common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although we from time to time review various transactions that could result in the issuance of shares of our common stock, we have not reviewed any transaction to date that would result in an issuance of shares of our common stock.  However, upon the increase in authorized shares of our common stock being effective, we may begin to review transactions that may result in an issuance of shares of our common stock.

Upon the effectiveness of the amendment of our Certificate of Incorporation to increase our authorized shares to 1,500,000,000, our ability to issue up to approximately 1,356,742,786 shares of our common stock, 5,000,000 shares of preferred stock and some provisions of our Certificate of Incorporation and bylaws and of Delaware law could make it more difficult for a third party to make an unsolicited takeover attempt of us.  Our board of directors can issue up to 5,000,000 shares of preferred stock and determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our existing stockholders.  Our board of directors could issue the preferred stock with voting, liquidation, dividend and other rights superior to the rights of our common stock.  In some circumstances, such provisions could have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes, that would be otherwise favorable to the interests of stockholders.  Such provisions could also exert a negative influence on the value of our common stock and on a stockholder’s ability to receive the highest value for our common stock in a transaction that may be hindered by their operation.  The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Other than the provisions noted above, we do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board of directors.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

Subject to any preferential rights of the preferred stock, the holders of our common stock are entitled to receive dividends payable in cash, property or in shares of capital stock, when, as, and if declared by our board of directors out of assets legally available therefor.  We have not recently paid dividends on our common stock and do not intend to do so in the near future.  In the event of our liquidation, dissolution or winding up, the holders of the shares of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

On June 25, 2007, the action to authorize an increase in the number of authorized shares of our common stock from 150,000,000 to 1,500,000,000 was approved by written consent of holders representing approximately 94.5% of the outstanding shares of our common stock.

On June 25, 2007, our board of directors authorized the increase in the number of authorized shares of our common stock from 150,000,000 to 1,500,000,000.  A form of Certificate of Amendment to the Certificate of Incorporation is attached to this Information Statement as Exhibit A.

The approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock required the affirmative vote of a majority of the shares of voting securities outstanding and entitled to vote.  On June 25, 2007, the action to approve the amendment of our Certificate of Incorporation to increase the authorized number of shares of our common stock from 150,000,000 to 1,500,000,000 was approved by written consent of holders representing approximately 94.5% of the outstanding shares of our common stock.  As such, no vote or further action of the stockholders of the Company is required to approve the amendment of our Certificate of Incorporation to increase the authorized shares of our common stock.  You are hereby being provided with notice of the approval of the amendment of our Certificate of Incorporation to increase the authorized shares of our common stock by less than unanimous written consent of our stockholders.

We intend to file the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the twentieth day after the date this Information Statement has first been sent to stockholders.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and in accordance therewith, file reports, proxy statements and other information with the Commission.  These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, DC 20549.  Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The following documents, which are on file with the Commission (Exchange Act File No. 000-23000) are incorporated in this Information Statement by reference and made a part hereof:

(i)	Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2006.

(ii)	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007.

(iii)	Current Report on Form 8-K filed May 5, 2007, reporting the closing of the transactions contemplated by the Share Purchase Agreement with W-Net, Inc.

(iv)	Current Report on Form 8-K filed April 23, 2007, reporting execution of the Share Purchase Agreement with W-Net, Inc.

(v)	Schedule 14f-1 Information Statement filed April 23, 2007, reporting the proposed change in control of our company as a result of the proposed Share Purchase.

All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date hereof shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

The Company will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Written requests should be directed to us at P.O. Box 4198, Newport Beach, California 92661.  Telephone requests should be directed to us at (949) 903-0468.

TRESTLE HOLDINGS, INC.

Newport Beach, California
June 29, 2007

Exhibit A

CERTIFICATE OFAMENDMENT TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TRESTLE HOLDINGS, INC.

Trestle Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

I.           Pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated June 25, 2007, resolutions were duly adopted setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable to the Corporation and its stockholders.  The resolution setting forth the proposed amendment is as follows:

RESOLVED FURTHER, that the first sentence of Article IV of the Corporation’s Third Amended and Restated Certificate of Incorporation is amended in its entirety to read as follows:

“COMMON STOCK.  The corporation shall have authority to issue One Billion, Five Hundred Million (1,500,000,000) shares of common stock with par value of one tenth of one cent ($.001) (the “Common Stock”).”

II.           That thereafter, a majority of the outstanding stock entitled to vote thereon, acting by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved the amendment.

III.           That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Eric Stoppenhagen, its Interim President & Secretary, this ___ day of July, 2007.

By:
Name:                      Eric Stoppenhagen
Title:                      Interim President & Secretary